EXHIBIT 23.3

CONSENT OF COUNSEL

The undersigned hereby consents to the use of his name in the Prospectus forming a part of the Registration Statement on Form S-1 to which this consent is an exhibit.

/s/ Patrick F. McGrew

PATRICK F. MCGREW

September 23, 2002